Exhibit 10.1

AMENDMENT NO. 2 TO

AMENDED AND RESTATED LICENSE AGREEMENT

This Amendment No. 2 to the Amended and Restated License Agreement (this “Amendment No. 2”), is entered into by and between Immersion Software Ireland Limited (“Immersion Ireland”), an Irish company and a wholly owned subsidiary of Immersion Corporation, a Delaware corporation (“Immersion Corporation,” and collectively with Immersion Ireland, “Immersion”), and Samsung Electronics Co., Ltd., a South Korean corporation with principal offices located at 416 Maetan-3dong, Yeongtong-gu, Suwon-si, Gyeonggi-do, 443-742 Korea for itself and on behalf of its Affiliates (collectively “Samsung”), effective as of February 15, 2014 (the “Second Amendment Date”). This Amendment No. 2 amends that certain Amended and Restated License Agreement, effective as of January 1, 2013, by and between Immersion and Samsung, as amended heretofore (the “Agreement”). Capitalized terms used, but not defined, in this Amendment No. 2, shall have the same meaning ascribed to them in the Agreement.

WHEREAS, the parties wish to amend the Agreement to: (a) add Immersion’s Tactile Assist to the Immersion software licensed to Samsung under the Agreement; (b) grant licenses set forth in the Agreement with respect to Wearables (as defined herein) and mobile phones that function with Appcessories (as defined herein); and (c) grant Samsung rights to internally evaluate Immersion software that Samsung may wish to license from Immersion for commercial use pursuant to the Agreement, in each case, on the terms and conditions set forth in this Amendment No. 2.

NOW, THEREFORE, in accordance with Section 14.9 of the Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement as follows:

1. Addition of Immersion’s Tactile Assist to the Agreement; Evaluation License Software.

a. Amendment to Exhibit A. The parties hereby amend the Agreement by replacing the table in Exhibit A of the Agreement with the table attached hereto as Exhibit A, such that Immersion’s Tactile Assist software product shall be included within the definition of Immersion TouchSense/Integrator Solutions under the Agreement.

b. Amendment to Section 2 (“Grant of Licenses”). The parties hereby amend the Agreement by adding a new Section 2.3(d) to the Agreement as follows:

“2.3(d) Evaluation Software License. Subject to Samsung’s compliance with the terms and conditions of this Agreement, Immersion Ireland hereby grants to Samsung a restricted, non-exclusive, personal, nontransferable, nonsublicensable, royalty-free, revocable right to use, during the Term and in accordance with the documentation provided by or on behalf of Immersion Ireland, any Evaluation Software, solely in a non-production capacity for Samsung’s own internal testing and evaluation of the Evaluation Software. Except as set forth in this Section 2.3(d), no other right or license of any kind is granted by Immersion Ireland to Samsung hereunder with respect to the Evaluation Software.”

c. Addition of Definitions. The parties hereby amend the Agreement by adding new Sections 1.70 through Section 1.74 to the Agreement as follows:

“1.70 ‘Accessibility Features’ shall mean features of a Licensed TouchSense Device that satisfy the following requirements: (a) such features are designed and solely marketed for use by an end user with physical disabilities (e.g., an end user that is hearing impaired) in order to improve the accessibility of such Licensed TouchSense Device’s media and gaming features by such end user; and (b) such features are only available when an end user of such Licensed TouchSense Device activates such features in the “Settings” menu (or similarly designated menu).”

“1.71 ‘Appcessories’ shall mean hardware products that, with the assistance of an end user software application incorporated in a mobile phone, can be controlled or otherwise used by an end user through such end user software application incorporated in such mobile phone.”

“1.72 ‘Evaluation Software’ shall mean any software (in object code form or source code form) and/or hardware materials provided by or on behalf of Immersion Ireland to Samsung during or prior to the Term that are either: (1) indicated by or on behalf of Immersion Ireland at or after time of delivery that such software/hardware materials are for internal evaluation (or is, in the case of software, identified as an alpha or beta version), is otherwise software/hardware not indicated in writing at or after delivery as an “official release” of such software/hardware; (2) software/hardware that, under all of the circumstances, could reasonably be considered by Immersion Ireland to be software/hardware intended solely for internal evaluation by Samsung; or (3) any other software that is not Licensed Software pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, Licensed Software shall not include any Evaluation Software.”

“1.73 ‘Tactile Assist’ shall have the meaning set forth in Exhibit A.”

“1.74 ‘Wearables’ means computerized watches, bracelets, anklets, armbands, shoes, helmets, headphones, glasses, gloves and, in each case, substantially similar types of wearable devices.”

d. Addition of Tactile Assist to Definition of Immersion TouchSense/Integrator Solutions. The parties hereby amend the Agreement by replacing the definition of Immersion TouchSense/Integrator Solutions with the following:

“1.33 ‘Immersion TouchSense/Integrator Solutions” shall mean, collectively, the Immersion TouchSense Player Software, the Immersion Integrator Software and Tactile Assist.”

2. Addition of Limitations on Use of Tactile Assist and Evaluation Software. The parties hereby amend the Agreement by adding a new Section 2.4(g) and Section 2.4(h) to the Agreement as follows:

“2.4(g) Notwithstanding anything to the contrary in this Agreement, Samsung shall not use, utilize or otherwise enable the use of Tactile Assist except for use in Accessibility Features in a Licensed TouchSense Device.”

“2.4(h) Notwithstanding Section 2.3(d), Samsung shall not, without the prior written consent of Immersion Ireland: (a) copy all or any portion of any Evaluation Software; provided, however, that Samsung may make a reasonable number of copies solely for the purposes set forth in Section 2.3(d); (b) decompile, disassemble or otherwise reverse engineer any Evaluation Software, or determine or attempt to determine any source code, algorithms, methods or techniques embodied in any Evaluation Software or any portion thereof; (c) distribute, disclose, market, rent, lease, assign, sublicense, pledge or otherwise transfer any Evaluation Software, in whole or in part, to any third party; or (d) use any Evaluation Software for production or other commercial purposes of any kind whatsoever. For purposes of this Agreement, Samsung shall control and safeguard Evaluation Software to the same extent as Samsung is obligated to control and safeguard Source Code pursuant to Section 2.4(e). As between Immersion and Samsung, Immersion retains all right, title and interest, including, without limitation, all patent rights, copyrights, trademarks and trade secrets, in and to the Evaluation Software and any portion thereof, and any copy or modification of any of the foregoing. Samsung shall have only those rights in or to the Evaluation Software granted to it pursuant to this Agreement. The terms and conditions applicable to Licensed Software in Section 8 (Protection) shall also apply to the Evaluation Software. The Evaluation Software is provided “as is” and Immersion Ireland disclaims all warranties and representations, whether express or implied, relating to the Evaluation Software.”

3. Addition of Wearables and Mobile Phones that function with Appcessories. The parties hereby amend the Agreement by replacing the definition of “Mobile Device” set forth in Section 1.45 of the Agreement with the following:

“1.45 ‘Mobile Device’ means any electronic mobile device having telecommunication or computing functionality including without limitation a mobile phone (including a mobile phone that can be used in conjunction with Appcessories), any Appcessories that are attached to a mobile phone or other Mobile Device (for example, a flip cover, screen protector, carrying case, power cord, etc.), laptop, notebook, netbook, MP3, camera, tablet computer (including a convertible notebook), or a Wearable.”

This Amendment No. 2 supersedes all prior discussions and understandings between the parties with respect to the matters set forth herein. Except as expressly modified and amended in this Amendment No. 2, all other provisions of the Agreement shall remain in full force and effect and unchanged and are ratified hereby. In the event of any inconsistency or conflict between the Agreement and this Amendment No. 2, the terms, conditions and provisions of this Amendment No. 2 shall govern and control. This Amendment No. 2 may be executed (including, without limitation, by facsimile signature or PDF) in counterparts, with the same effect as if the parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the authorized representatives of the parties hereto have signed this Amendment No. 2 effective as of the Second Amendment Date.

Immersion Software Ireland Limited		Immersion Corporation

By:	/s/ Liam Grainger	By:	/s/ Victor Viegas
Name: LIAM GRAINGER		Name: VICTOR VIEGAS
Title: DIRECTOR		Title: PRESIDENT AND CEO
Date signed: 3-19-2014		Date signed: 3-11-14

Samsung Electronics Co., Ltd.

By:	/s/ O. Kang Hwan
Name: O. KANG HWAN
Title: V.P.
Date signed: 2-24-2014

EXHIBIT A

IMMERSION TOUCHSENSE/INTEGRATOR SOLUTIONS

Name	Description
TouchSense 3000 (“TS3000”)	Immersion’s TouchSense Player 3000 (and any related haptic effect libraries), executable only in object code format, providing single-actuator support, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement.

TouchSense 3000EES (“TS3000EES”)	Immersion’s TouchSense Player 3000EES (and any related haptic effect libraries), executable only in object code format, providing enhanced single-actuator support, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement.

TouchSense 4000 (“TS4000”)	Immersion’s TouchSense Player 4000 (and any related haptic effect libraries), executable only in object code format, providing multiple-actuator support, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement.

TouchSense 5000 (“TS5000”)	Immersion’s TouchSense Player 5000 (and any related haptic effect libraries), executable only in object code format, providing Piezoactuator support, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement.

Integrator (formerly MOTIV) (“Integrator”)

The modules of Immersion Corporation’s Integrator that are commercially-available as of the Effective Date – which includes, and is limited to, the following modules:

•     User Interface Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module provides a mechanism to integrate haptics into applications of the Android operating system that are developed using standard Android operating system “widgets.”

•     Theme Manager Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module provides default haptic themes that can be applied to the Android operating system.

•     Reverb Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module translates audio data into haptic effects.

•     Ringtones Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module couples pre-designed haptic effects with ringtones.

•     WebKit Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module provides a mechanism to integrate haptics into standard elements of webpages when viewed with the browser software known as “WebKit”.

HD Integrator (“HD Integrator”)

The modules of Immersion Corporation’s HD Integrator that are commercially-available as of the Effective Date – which includes, and is limited to, the following modules:

•     User Interface Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module provides a mechanism to integrate haptics into applications of the Android operating system that are developed using standard Android operating system “widgets.”

•     Theme Manager Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module provides default haptic themes that can be applied to the Android operating system.

•     Reverb Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module translates audio data into haptic effects.

•     Ringtones Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module couples pre-designed haptic effects with ringtones.

•     WebKit Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module provides a mechanism to integrate haptics into standard elements of webpages when viewed with the browser software known as “WebKit”.

Tactile Assist (“Tactile Assist”)	Immersion’s Tactile Assist software product, solely in the form delivered by Immersion to Samsung pursuant to this Agreement.